Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-55456) of Wyeth of our report dated June 24, 2009 relating to the financial statements and the supplemental schedule of the Wyeth Savings Plan – Puerto Rico, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 29, 2009